EXHIBIT 32

Certification pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Cross Timbers Royalty Trust (the “Trust”) on Form 10-Q for the quarterly period ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, not in its individual capacity but solely as the Trustee of the Trust, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Argent Trust Company,
Trustee for Cross Timbers Royalty Trust

August 13, 2026	By	/s/ NANCY WILLIS
Nancy Willis
Director of Royalty Trust Services